Exhibit 99.1

eHealth, Inc. Announces First Quarter 2014 Results

First Quarter 2014 Overview

•	Revenue of $50.9 million, an increase of 18% compared to the first quarter of 2013
•	Submitted applications for IFP products increased 34% from the first quarter of 2013
•	Total estimated members increased 22% from the first quarter of 2013
•	GAAP operating loss of $3.1 million compared to GAAP operating income of $3.9 million for the first quarter of 2013
•	GAAP net loss of $1.6 million, or $(0.08) per diluted share compared to GAAP net income of $2.4 million, or $0.11 per diluted share for the first quarter of 2013
•	Non-GAAP net income of $0.1 million, or $0.01 per diluted share, compared to non-GAAP net income of $3.6 million, or $0.17 per diluted share for the first quarter of 2013
•	Cash flow from operations was an outflow of $5.4 million compared to an outflow of $0.5 million in the first quarter of 2013

MOUNTAIN VIEW, Calif.—May 1, 2014—eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the first quarter ended March 31, 2014.

Gary Lauer, chief executive officer of eHealth stated, “We are pleased with our execution during the quarter. Our first quarter results reflect strong demand on the eHealth platform across all major product areas including Medicare, individual and family and ancillary products as well as strong revenue growth.”

First Quarter 2014 Results

Revenue—Revenue for the first quarter of 2014 totaled $50.9 million, an 18% increase compared to revenue of $43.2 million for the first quarter of 2013. Commission revenue for the first quarter of 2014 totaled $45.6 million, a 19% increase compared to commission revenue of $38.3 million for the first quarter of 2013. Medicare revenue was $14.3 million for the first quarter of 2014, a 41% increase compared to Medicare revenue of $10.1 million for the first quarter of 2013.

Submitted Applications—Submitted applications for individual and family plan products increased 34% in the first quarter of 2014 to 169,500 applications, compared to 126,900 applications in the first quarter of 2013. Submitted applications for Medicare products increased 102% in the first quarter of 2014 to 15,300 applications, compared to 7,600 applications in the first quarter of 2013.  Submitted applications for Medicare Advantage products increased 84% in the first quarter of 2014 to 8,400 applications, compared to 4,600 applications in the first quarter of 2013. Approved members for individual and family plan products increased 27% in the first quarter of 2014 to 145,100 members, compared to 114,400 members in the first quarter of 2013. Total approved members, including individual and family plan, Medicare plan and other product members, increased 37% to 283,700 members in the first quarter of 2014, compared to 206,600 in the first quarter of 2013.

Membership—Total estimated membership at March 31, 2014 was 1,286,200 members, a 22% increase over estimated membership of 1,053,800 at March 31, 2013. Estimated individual and family plan membership was 800,200, an 8% increase over estimated membership of 738,900 at March 31, 2013. Estimated Medicare membership was 111,700, a 48% increase over estimated membership of 75,300 at March 31, 2013.

Income (Loss) from Operations—Operating loss for the first quarter of 2014 was $3.1 million, compared to operating income of $3.9 million for the first quarter of 2013. Operating margins were (6)% and 9% in the first quarters of 2014 and 2013, respectively. Non-GAAP operating loss for the first quarter of 2014 was $0.3 million compared to non-GAAP operating income of $5.9 million for the first quarter of 2013. Non-GAAP operating margins were (1)% and 14% in the first quarters of 2014 and 2013, respectively. Non-GAAP operating income and margins in the first quarter of 2014 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the first quarter of 2013 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA—EBITDA for the first quarter of 2014 was $0.7 million compared to EBITDA of $6.6 million for the first quarter of 2013. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision (benefit) for income taxes to GAAP net income.

Pre-tax Income (Loss)—Pre-tax loss for the first quarter of 2014 was $3.1 million, compared to pre-tax income of $3.9 million for the first quarter of 2013.

Net Income (Loss)—Net loss for the first quarter of 2014 was $1.6 million, or $(0.08) per diluted share, compared to net income of $2.4 million, or $0.11 per diluted share for the first quarter of 2013. Non-GAAP net income for the first quarter of 2014 was $0.1 million, or $0.01 per diluted share, compared to non-GAAP net income of $3.6 million, or $0.17 per diluted share for the first quarter of 2013. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2014 exclude $2.4 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $1.1 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the first quarter of 2013 exclude $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.8 million for related income tax benefit.

Cash Flows—Cash flows from operations was an outflow of $5.4 million for the first quarter of 2014 compared to an outflow of $0.5 million for the first quarter of 2013.

Cash and cash equivalents as of March 31, 2014 totaled $98.2 million, compared to $107.1 million as of December 31, 2013. The decrease in cash and cash equivalents reflects $1.1 million used to purchase property and equipment, $4.5 million to purchase intangible assets and $5.4 million used in operating activities, partially offset by cash flows provided by financing activities from the exercise of common stock options. The intangible asset purchased during the first quarter was the Internet domain name www.Medicare.com.

2014 Guidance

eHealth is reaffirming guidance for the full year ending December 31, 2014 based on information available as of May 1, 2014. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $206 million to $213 million

•	Stock-based compensation expense is expected to be in the range of $8.5 million to $10.5 million

•	EBITDA* is expected to be in the range of $18.0 million to $22.5 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.43 to $0.51 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, May 1, 2014 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 877 280.4956 for domestic callers and 857 244.7313 for international callers. The participant passcode is 51647093. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888 286.8010 for domestic callers and 617 801.6888 for international callers. The call ID for the replay is 31296617. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealthInsurance.com,  the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 200 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealthInsurance consumer blog: Get Smart - Get Covered or visit eHealth's Affordable Care Act Resource Center at www.eHealth.com/affordable-care-act.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events; future performance; the utility to our investors of the non-GAAP financial measures presented in this release; and our guidance for total revenue, stock-based compensation expense, EBITDA and non-GAAP net income per diluted share for the year-ending December 31, 2014.  These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; the impact of increased health insurance costs on demand;  eHealth’s ability to retain existing members and limit member turnover; eHealth’s ability to attract new members and to convert online visitors into members; eHealth’s ability to sell qualified health insurance plans to subsidy-eligible individuals; the impact of annual enrollment periods for the purchase of individual and family health insurance and its timing on eHealth’s recognition of revenue; eHealth’s ability to accurately estimate membership; the evolving nature of Affordable Care Act implementation and associated deadlines; eHealth's ability to enter into and maintain relationships with health insurance carriers; eHealth's success in marketing and selling health insurance plans; eHealth's ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; proposed regulations impacting Medicare product agent compensation; costs of acquiring new members; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth's ecommerce platform; changes in commission rates; maintaining and enhancing eHealth's brand identity; eHealth’s ability to derive desired benefits from its investments in its business, including its membership growth initiatives and development of private exchange capabilities; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; dependence on our operations in China; success of eHealth's sponsorship and advertising business; protection of intellectual property and defense against intellectual property rights claims; legal liability and regulatory penalties; changes in our management and key employees; seasonality; maintenance of relationships with business development partners; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth's ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth's most recent Quarterly Report on

Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision (benefit) for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income (loss) excluding the following items:
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. Externally, eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2013	March 31, 2014
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$107,055	$98,228
Accounts receivable	4,586	8,386
Deferred income taxes	4,459	5,323
Prepaid expenses and other current assets	8,364	10,422
Total current assets	124,464	122,359
Property and equipment, net	10,283	10,411
Deferred income taxes	4,569	5,333
Other assets	5,518	5,074
Intangible assets, net	7,496	11,949
Goodwill	14,096	14,096
Total assets	$166,426	$169,222

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,381	$2,407
Accrued compensation and benefits	10,291	8,900
Accrued marketing expenses	8,227	11,408
Deferred revenue	1,784	1,695
Other current liabilities	2,561	2,791
Total current liabilities	27,244	27,201
Non-current liabilities	6,165	5,897

Stockholders’ equity:
Common stock	28	29
Additional paid-in capital	252,361	257,004
Treasury stock, at cost	(149,998)	(149,998)
Retained earnings	30,466	28,913
Accumulated other comprehensive income	160	176
Total stockholders’ equity	133,017	136,124
Total liabilities and stockholders’ equity	$166,426	$169,222

(1)	The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2013	2014

Revenue
Commission	$38,251	$45,577
Other	4,956	5,363
Total revenue	43,207	50,940
Operating costs and expenses:
Cost of revenue	2,651	2,113
Marketing and advertising (1)	14,835	23,109
Customer care and enrollment (1)	7,166	9,713
Technology and content (1)	6,741	10,467
General and administrative (1)	7,519	8,294
Amortization of intangible assets	354	354
Total operating costs and expenses	39,266	54,050
Income (loss) from operations	3,941	(3,110)
Other expense, net	(25)	(39)
Income (loss) before provision (benefit) for income taxes	3,916	(3,149)
Provision (benefit) for income taxes	1,555	(1,596)
Net income (loss)	$2,361	$(1,553)

Net income (loss) per share:
Basic	$0.11	$(0.08)
Diluted	$0.11	$(0.08)

Weighted-average number of shares used in per share amounts:
Basic	20,571	18,849
Diluted	21,166	18,849

(1) Includes stock-based compensation as follows:
Marketing and advertising	$459	$657
Customer care and enrollment	88	96
Technology and conent	319	562
General and administrative	768	1,130
Total	$1,634	$2,445

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31,
	2013	2014

Operating activities
Net income (loss)	$2,361	$(1,553)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(2,887)	(1,608)
Depreciation and amortization	642	999
Amortization of book-of-business consideration	2,097	1,574
Amortization of intangible assets	354	354
Stock-based compensation expense	1,634	2,445
Deferred rent	3	8
Changes in operating assets and liabilities:
Accounts receivable	(2,896)	(3,800)
Prepaid expenses and other assets	568	(3,496)
Accounts payable	(1,595)	(1,973)
Accrued compensation and benefits	(1,614)	(1,385)
Accrued marketing expenses	108	3,181
Deferred revenue	438	(382)
Other current liabilities	249	226
Net cash used in operating activities	(538)	(5,410)

Investing activities
Purchases of property and equipment	(1,539)	(1,115)
Purchase of intangible asset	-	(4,500)
Net cash used in investing activities	(1,539)	(5,615)

Financing activities
Net proceeds from exercise of common stock options	1,223	2,283
Cash used to net-share settle equity awards	(820)	(3,304)
Excess tax benefits from stock-based compensation	3,457	3,220
Repurchase of common stock	(29,007)	-
Principle payments in connection with capital leases	(13)	(13)
Net cash (used in) provided by financing activities	(25,160)	2,186

Effect of exchange rate changes on cash and cash equivalents	(2)	12

Net decrease in cash and cash equivalents	(27,239)	(8,827)
Cash and cash equivalents at beginning of period	140,849	107,055
Cash and cash equivalents at end of period	$113,610	$98,228

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

,237

Key Metrics:	Three Months Ended March 31, 2013	Three Months Ended March 31, 2014

Operating cash flows (1)	$(538,000)	$(5,410,000)

IFP submitted applications (2)	126,900	169,500

IFP approved members (3)	114,400	145,100
Total approved members (4)	206,600	283,700

Commission revenue (5)	$38,251,000	$45,577,000
Commission revenue per estimated member for the period (6)	$37.56	$36.01

	As of March 31, 2013	As of March 31, 2014

IFP estimated membership (7)	738,900	800,200
Medicare estimated membership (8)	75,300	111,700
Other estimated membership (9)	239,600	374,300
Total estimated membership (10)	1,053,800	1,286,200

Other Metrics:	Three Months Ended March 31, 2013	Three Months Ended March 31, 2014

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	48%	36%
Marketing partners (12)	32%	44%
Online advertising (13)	20%	20%
Total	100%	100%

Notes:

(1)	Net cash used in operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income (loss).

(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See the note below and our Form 10-K for the year ended December 31, 2013 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

Note: Historically, to calculate the estimated number of members active on individual and family plan insurance policies, we have taken the sum of (i) the number of IFP members for whom we have received or applied a commission payment for the month that is six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the six-month period and (ii) the number of approved members over the six-month period prior to the date of estimation after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate.  However, for the purpose of estimating the number of members active on individual and family plan insurance policies as of March 31, 2014 we have taken an additional step to bring our estimate of member cancellation more current compared to the historical methodology.  Specifically, we looked at the percentage of members for whom we had a commission payment in December of 2013 but no payment in January of 2014, compared that to our historical sequential membership change between these two months in the prior year and increased the estimated member cancellation rate by the resulting difference to account for potentially higher churn on January 1, 2014 as a result of the Affordable Care Act. We, however, assumed member cancellations consistent with our historical experience for the months of October through December of 2013 and February and March of 2014.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We reflect updated information regarding our membership in the membership estimate for the period when we receive such updated information, if applicable. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions such as health care reform implementation on our membership retention. Health care reform could cause the assumptison and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2014
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$45,577	89%	$-	$45,577	89%
Other	5,363	11	-	5,363	11
Total revenue	50,940	100	-	50,940	100
Operating costs and expenses:
Cost of revenue-sharing	2,113	4	-	2,113	4
Marketing and advertising (1)	23,109	45	(657)	22,452	44
Customer care and enrollment (1)	9,713	19	(96)	9,617	19
Technology and content (1)	10,467	21	(562)	9,905	19
General and administrative (1)	8,294	16	(1,130)	7,164	14
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	54,050	106	(2,799)	51,251	101
Income (loss) from operations	(3,110)	(6)	2,799	(311)	(1)
Other expense, net	(39)	(0)	-	(39)	(0)
Income before provision (benefit) for income taxes	(3,149)	(6)	2,799	(350)	(1)
Provision (benefit) for income taxes (3)	(1,596)	(3)	1,126	(470)	(1)
Net income (loss) (4)	$(1,553)	(3)%	$1,673	$120	0%

Net income (loss) per share: (4)
Basic – common stock	$(0.08)		$0.09	$0.01
Diluted – common stock	$(0.08)		$0.09	$0.01

Weighted-average number of shares used in per share amounts:
Basic – common stock	18,849		18,849	18,849
Diluted – common stock	18,849		18,849	19,885

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision (benefit) for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended March 31, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$38,251	89%	$-	$38,251	89%
Other	4,956	11	-	4,956	11
Total revenue	43,207	100	-	43,207	100
Operating costs and expenses:
Cost of revenue-sharing	2,651	6	-	2,651	6
Marketing and advertising (1)	14,835	34	(459)	14,376	33
Customer care and enrollment (1)	7,166	17	(88)	7,078	16
Technology and content (1)	6,741	16	(319)	6,422	15
General and administrative (1)	7,519	17	(768)	6,751	16
Amortization of intangible assets (2)	354	1	(354)	-	-
Total operating costs and expenses	39,266	91	(1,988)	37,278	86
Income from operations	3,941	9	1,988	5,929	14
Other expense, net	(25)	(0)	-	(25)	(0)
Income before provision for income taxes	3,916	9	1,988	5,904	14
Provision for income taxes (3)	1,555	4	795	2,350	5
Net income (4)	$2,361	5%	$1,193	$3,554	8%

Net income per share: (4)
Basic – common stock	$0.11		$0.06	$0.17
Diluted – common stock	$0.11		$0.06	$0.17

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,571		20,571	20,571
Diluted – common stock	21,166		21,166	21,166

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above, intangible asset amortization expense listed in note (3) above, less the estimated income tax benefit listed in note (4) above.

EHEALTH, INC.

GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2014

 (In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended March 31,
	2013	2014

Net income (loss)	$2,361	$(1,553)
Stock-based compensation expense (1)	1,634	2,445
Depreciation and amortization (2)	642	999
Amortization of intangible assets (2)	354	354
Other expense, net (3)	25	39
Provision (benefit) for income taxes (4)	1,555	(1,596)
EBITDA	$6,571	$688

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other expense, net.
(4)	Non-GAAP EBITDA excludes income tax expense (benefit).